LOCK-UP AND LEAK OUT AGREEMENT

This **LOCK-UP AND LEAK-OUT AGREEMENT** (the "Agreement") is made as of June 19, 2020 (the "Effective Date") by and between Eco Innovation Group, Inc., a Nevada corporation, (the "Company"), and John English., the holder of Twenty Five Million (25,077,500) common shares (the "Stockholder") of the Company.

WHEREAS, the Stockholder is a 10% affiliate of the Company; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

1. Prohibition on Sales or Transfers. Except as otherwise provided herein, the Stockholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of the common stock of the Company (the "Common Stock ") or securities convertible into or exercisable for Common Stock issued to the Stockholder (the "Lock-Up Shares") or securities or rights convertible into or exchangeable or exercisable for any Lock-Up Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the "Lock-Up Agreement"). As used in this Agreement "Affiliated Entities" shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Stockholder or his descendants or spouse, of which such Stockholder or his descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Common Stock with terms substantially identical to this Agreement.

2. Restrictions on Sales; Volume Limitations. Beginning June 17, 2020, and ending on June 17, 2023, the Stockholder shall have the right to effect open market sales of his Common Stock producing proceeds, after payment of brokerage fees, in an aggregate amount of **300,000 quarterly** ("Sellable Shares"). Sellable Share amounts are not cumulative. If the Stockholder waives his rights at any time during any applicable quarter, pursuant to this Section 2 ("Waivable Period"), the calculated Sellable Share amounts for those Waivable Periods, shall not be accrued and added to Sellable Shares amounts, in a future quarterly period.

3. Attempted Transfers. Any attempted or purported sale or other Transfer of any Lock Up Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void *ab initio*. The Company shall instruct its transfer agent, Nevada Agency and Transfer Company, to reject and refuse to transfer on its books any Lock-Up Shares that may have

been attempted to be sold or otherwise Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity.

4. Broker and Account Verification. The Stockholder agrees and consents to (i) effect sales of the Lock-Up Shares only through Scottsdale Capital Advisors; (ii) Provide Mailander Law Office, Inc. with quarterly sales statements regarding Stockholder's compliance with the sales limitations in this Agreement; (iii) Authorize Mailander Law Office, Inc. with access to Stockholder's account records Scottsdale Capital Advisors and to any records concerning Stockholder at Nevada Agency and Transfer Company; (iv) the Company's imposition of the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock and Leak-Out Agreement.

5. Broker Authorization. The Stockholder hereby authorizes Scottsdale Capital Advisors, regarding the Stockholder's Lock-Up Shares, to provide directly to the Company and Mailander Law Office, Inc., immediately upon the Company's request, a copy of all account statements showing the Lock-Up Shares and all trading activity in the Lock-Up Shares during any quarterly Lock-Up Period.

6. Waiver of Claims. The Stockholder hereby irrevocably waives any and all known or unknown claims and rights, whether direct or indirect, fixed or contingent, that the Stockholder may now have or that may hereafter arise against the Company or any of its affiliates, or any of its respective officers, directors, stockholders, employees, agents, attorneys or advisors arising out of the negotiation, documentation of this Agreement.

7. Acknowledgement of Representation. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

8. Legends on Certificates. All Lock-Up Shares now or hereafter owned by the Stockholder, except any shares purchased in open market transactions by the Stockholder, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legends:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL

SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

10. Governing Law; Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California, without regard to the conflict of laws principles thereof. Each of the Parties: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the Courts located in the County of San Diego, in the State of California, or in the United States District Court located in San Diego, California, (ii) waives any objection that if may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the Courts located in the County of San Diego, in the State of California, or in the United States District Court located in San Diego, California in any such suit, action or proceeding. Each the parties further to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding in the Courts located in County of San Diego, in the State of California, or in the United States District Court located in San Diego, California. In the event of any legal action, the prevailing party shall recover, as part of its costs, reasonable attorney fees.

11. Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

12. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

13. Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party's sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any

objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

14. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

IN WITNESS WHEREOF, the undersigned have caused this Lock-Up Leak-Out Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Eco Innovation Group, Inc.

DocuSigned by:

By: Julia Otey-Raudes
1E2FC6272A8F4CC...

Name: Julia A. Otey-Raudes
Title: Authorized Signatory

Name of Stockholder: John English

Signature of Authorized Signatory of Stockholder J. English

Telephone Number of Stockholder: 561-667-8009

Email Address of Stockholder: eecgroup@me.com

Address for Notice of Stockholder: PO DRAWER 589, PALM BEACH, FL 33480